Exhibit 23.6





                     CONSENT OF LAZARD FRERES & CO. LLC





We hereby consent to the use of our name and to the description of our opinion letter dated April 9, 1995 under the caption "THE MERGER - Opinions of Financial Advisors - Frontier" in, and to the inclusion of such opinion letter as Annex III to, the Joint Proxy Statement-Prospectus of Frontier Corporation and ALC Communications Corporation, which Joint Proxy Statement-Prospectus is part of the Registration Statement on Form S-4 of Frontier Corporation. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, The Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                             Lazard Freres & Co, LLC



                                             By:   /s/ Michael J. Price
                                                  ---------------------
                                                  Michael J. Price
                                                  Managing Director







New York, New York
July 13, 1995